Exhibit 10.1

EXECUTION VERSION

$1,300,000,000

BEACON ESCROW CORPORATION

4.875% Senior Notes due 2025

PURCHASE AGREEMENT

Dated: October 11, 2017

i

EXHIBITS

Exhibit A	—	Initial Purchasers
Exhibit B	—	Guarantors
Exhibit C	—	Purchase Agreement Joinder
Exhibit D	—	Subsidiaries of the Company
Exhibit E	—	Form of Pricing Term Sheet
Exhibit F	—	Amendments; Issuer Free Writing Documents
Exhibit G	—	Forms of Opinions of Company Counsel
Exhibit H	—	Form of Escrow Agreement

ii

$1,300,000,000

BEACON ESCROW CORPORATION

4.875% Senior Notes due 2025

PURCHASE AGREEMENT

October 11, 2017

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

As Representatives of the several Initial Purchasers

c/o Wells Fargo Securities, LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Beacon Escrow Corporation, a Delaware corporation (the “Issuer”) and a wholly owned subsidiary of Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and Citigroup Global Markets Inc. (“Citi”) and each of the other Initial Purchasers named on Exhibit A hereto (collectively, the “Initial Purchasers,” which term shall also include any person substituted for an Initial Purchaser pursuant to Section 10 hereof), for whom Wells Fargo and Citi are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Issuer and the purchase by the Initial Purchasers, acting severally and not jointly, of $1,300,000,000 in aggregate principal amount of the Issuer’s 4.875% Senior Notes due 2025 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of October 25, 2017 (the “Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). On the Escrow Release Date (as defined below), the obligations of the Issuer will be assumed by the Company pursuant to a supplemental indenture, to be dated as of the Escrow Release Date, among the Company, the Guarantors (as defined below) and the Trustee (the “Supplemental Indenture”).

Effective as of the Escrow Release Date, pursuant to the Supplemental Indenture, the Company’s monetary obligations under the Securities, including the due and punctual payment of principal and interest on the Securities, will be fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis (the “Guarantees”) by the guarantors named on Exhibit B hereto (the “Guarantors”). On the Escrow Release Date, each Guarantor will also enter into a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit C (the “Purchase Agreement Joinder”), pursuant to which they will acknowledge and agree to (i) join and become a party to this Agreement; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to a Guarantor in this Agreement, as if made by, and with respect to, each Guarantor on the date hereof; and (iii) perform all obligations and duties required of a Guarantor pursuant to this Agreement. As used herein, (i) the term “subsidiary” or “subsidiaries” as of any time shall mean the subsidiaries of the Company at such time including, immediately after the date of the Acquisition (as defined below), the Acquired Company (as defined below) and the subsidiaries of the Acquired Company, (ii) the term “Securities” shall include the Guarantees, in each case unless the context otherwise requires and (iii) the term “Transaction Documents” shall include this Agreement, the Purchase Agreement Joinder, the Securities, the Indenture, the Supplemental Indenture and the Escrow Agreement (as defined below). Certain terms used in this purchase agreement (this “Agreement”) are defined in Section 15 hereof.

The Company has entered into a Stock Purchase Agreement, dated as of August 24, 2017, as amended and supplemented from time to time (including all exhibits, schedules and attachments thereto, the “Acquisition Agreement”), among the Company, Oldcastle, Inc., a Delaware corporation (“Allied Parent”), and Oldcastle Distribution, Inc., a Delaware corporation (“Allied Seller”), pursuant to which the Company will acquire 100% of the outstanding capital stock of Allied Building Products Corp., a New Jersey corporation (“Allied”), and Kapalama Kilgos Acquisition Corp., a Delaware corporation (“Kilauea” and, together with Allied and its and their respective subsidiaries, being hereinafter called the “Acquired Company”), on the terms and subject to the conditions set forth in the Acquisition Agreement (the “Acquisition”). The Company expects to finance the Acquisition with, among other sources, (i) the cash proceeds from the sale of Securities under this Agreement and (ii) borrowings (the “Borrowings”) under the New Senior Secured Credit Facilities (as such term is defined in the Offering Memorandum).

On the Closing Date, the Issuer will enter into an escrow agreement substantially in the form attached hereto as Exhibit H (as amended, supplemented or modified from time to time, the “Escrow Agreement”), with the Trustee and U.S. Bank National Association as escrow agent (in such capacity, together with its successors, the “Escrow Agent”), pursuant to which, if the conditions to the Escrow Release (as defined below) will not be satisfied substantially concurrently with the closing of the offering of the Securities on the Closing Date, the Issuer will deposit, or cause to be deposited, into a segregated escrow account (the “Escrow Account”) with the Escrow Agent (collectively, with any other property from time to time held by the Escrow Agent for the benefit of holders of the Securities, the “Escrowed Property”) on the Closing Date (i) an amount equal to the net proceeds of the offering of the Securities contemplated by this Agreement and (ii) an additional amount in cash that, when taken together with the net proceeds of the offering of the Securities contemplated by this Agreement deposited into the Escrow Account, is equal to 100.0% of the principal amount of the Securities plus the amount of interest that will accrue on the Securities through October 31, 2017. In addition, the Escrow Agreement will provide that on or prior to the date that is five business days prior to the last day of each month, from and including October 2017 through and including July 2018 (in each case, unless the Escrow Release has occurred), the Issuer will deposit, or the Company will cause to be deposited, into the Escrow Account an amount in cash equal to the amount of interest that will accrue on the Notes from (and including) the first day of the following month through (and including) the last day of such following month. In the event that the conditions to the Escrow Release have not been satisfied on or prior to February 28, 2018, the Escrow Agreement will require the Issuer to deposit, or the Company to cause to be deposited, into the Escrow Account on March 1, 2018 an additional amount of cash that, when taken together with the Escrowed Property (excluding amounts deposited in respect of prefunded interest) then held in the Escrow Account, is equal to 101.0% of the principal amount of the Securities. If the offering of the Securities closes substantially concurrently with the Acquisition then, notwithstanding anything to the contrary, the Escrow Account arrangements described herein will not be implemented and the Securities will not be subject to the special mandatory redemption provisions described herein.

The Escrowed Property will be released to the Company upon satisfaction of all conditions precedent to such release, as set forth in the Escrow Agreement (such release, the “Escrow Release,” with the date of such release referred to herein as the “Escrow Release Date”). If (i) the conditions precedent to the Escrow Release set forth in the Escrow Agreement are not satisfied on or before August 31, 2018 (the “Outside Date”) or (ii) prior to the Outside Date, the Acquisition Agreement is terminated or the Company notifies the Trustee and the Escrow Agent or otherwise announces that the Acquisition Agreement has been or will be terminated or that the Company has determined that the Acquisition will not otherwise be pursued, then the Issuer will, no later than three business days following the Outside Date or the date of such termination or notification, as applicable (such date, the “Special Mandatory Redemption Date”), be required to redeem the Securities (the “Special Mandatory Redemption”) at a redemption price equal to (x) 100.0% of the principal amount of the Securities if the Special Mandatory Redemption Date occurs on or prior to February 28, 2018, or (y) 101.0% of the principal amount of the Securities if the Special Mandatory Redemption Date occurs after February 28, 2018, in each case plus accrued and unpaid interest, if any, to the Special Mandatory Redemption Date (subject to the right of holders of Securities of record on the relevant record date to receive interest due on an interest payment date falling prior to the Special Mandatory Redemption Date). At the time of the closing of the Acquisition, (i) the Issuer will merge with and into the Company, with the Company continuing as the surviving corporation (the “Escrow Merger”), (ii) the Company will assume all of the Issuer’s obligations under the Securities and the Indenture pursuant to the Supplemental Indenture (the “Assumption”) and (iii) subject to the satisfaction of certain conditions set forth in the Escrow Agreement, the Escrowed Property will be released to the Company and then applied to finance the Acquisition and pay related fees and expenses.

The Securities will be offered and sold to the Initial Purchasers without registration under the 1933 Act, in reliance on the exemption provided by Section 4(a)(2) of the 1933 Act. The Company has prepared a preliminary offering memorandum, dated October 10, 2017 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Exhibit E (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and an offering memorandum, dated October 11, 2017 (the “Offering Memorandum”), setting forth information regarding the Company and the Securities. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time, together with the documents listed on Exhibit F(1) hereto, are collectively referred to as the “General Disclosure Package.” The Issuer and the Company hereby confirm that they have authorized the use of the General Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.

Any reference to the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act as of and after the date of the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date and incorporated by reference therein. All such documents filed under the 1934 Act and so incorporated by reference in the Preliminary Offering Memorandum, General Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto, are hereinafter called the “Exchange Act Reports.”

You have advised the Issuer and the Company that you will offer and resell (the “Exempt Resales”) the Securities purchased by you hereunder on the terms set forth in each of the General Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the 1933 Act (“Rule 144A”), and (ii) outside the United States to non-U.S. persons in compliance with Regulation S under the 1933 Act (“Regulation S”). Those persons specified in clauses (i) and (ii) of this paragraph are referred to herein as “Eligible Purchasers.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Issuer, the Company and the Guarantors. The Issuer, the Company and, upon the delivery of the Purchase Agreement Joinder, each Guarantor, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Date, and agree with each Initial Purchaser as follows:

(1) Rule 144A Information. Each of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information, if any, required by Rule 144A(d)(4) under the 1933 Act.

(2) No Stop Orders. The Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum have been prepared by the Issuer, the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act has been issued, and no proceeding for that purpose has been initiated or, to the knowledge of the Issuer, the Company or any of the Guarantors, threatened by the Commission.

(3) No Material Misstatement or Omission. (i) The Preliminary Offering Memorandum, as of the date thereof, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Offering Memorandum, as of the date thereof, did not and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) each Issuer Free Writing Document (as defined below) set forth on Exhibit F(2), as of the date thereof, when taken together with the General Disclosure Package, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraph do not apply to statements in or omissions from the Preliminary Offering Memorandum, the Offering Memorandum, the General Disclosure Package, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with information furnished in writing to the Issuer or the Company by or on behalf of any Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(4) Incorporated Documents. Any Exchange Act Reports filed by the Company with the Commission and incorporated by reference in the General Disclosure Package or the Offering Memorandum, at the time such Exchange Act Reports were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable; and any further Exchange Act Reports filed by the Company with the Commission and incorporated by reference in the General Disclosure Package or the Offering Memorandum, when such Exchange Act Reports are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5) Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the 1934 Act.

(6) Independent Accountants. Ernst & Young LLP (“E&Y”), who have audited certain financial statements of each of the Company and the Acquired Company and their respective subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, are, and have been in all such periods for which such financial statements are so included or incorporated by reference, an independent registered public accounting firm with respect to the Issuer, the Company and the Acquired Company and their respective subsidiaries, within the applicable rules and regulations adopted by (i) the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) with respect to the Company and with respect to the 2016 fiscal year of the Acquired Company, and (ii) the American Institute of Certified Public Accountants, with respect to the 2014 and 2015 fiscal years of the Acquired Company, and, in each case, as required by the 1933 Act and the 1933 Act Regulations.

(7) Financial Statements. The financial statements of the Company and the Acquired Company included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, together with the related schedules (if any) and notes thereto, present fairly, in all material respects, the financial position of the Company and the Acquired Company, respectively, and their respective consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and the Acquired Company, respectively, and their respective consolidated subsidiaries for the periods specified. All of such financial statements of the Company have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved, and comply in all material respects with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and the 1934 Act Regulations, as applicable. All of such financial statements of the Acquired Company have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved, and comply in all material respects with all applicable requirements under Rule 3-05 of Regulation S-X of the Commission. The historical financial information relating to the Company and the Acquired Company and their respective consolidated subsidiaries in the Preliminary Offering Memorandum and the Offering Memorandum under the captions “Summary Historical Consolidated Financial Information of Beacon” and “Summary Historical Combined Financial Information of Allied” presents fairly, in all material respects, the information shown therein and has been prepared on a basis consistent with that of the audited financial statements of the Company and the Acquired Company and their respective consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum. The pro forma financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Unaudited Pro Forma Condensed Combined Financial Information” present fairly, in all material respects, the information shown therein and have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable and the pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma information appearing in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Summary Unaudited Pro Forma Condensed Combined Financial Information” presents fairly, in all material respects, the information shown therein and has been prepared on a basis consistent with that of the pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum.

(8) No Material Adverse Change. Since the date of the most recent financial statements of the Company and the Acquired Company and their respective consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, as the case may be, (i) there has not been (a) any material change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options described as outstanding in, and the vesting of restricted stock or restricted stock units and the grant of options and awards under existing equity incentive plans described in, the General Disclosure Package and the Offering Memorandum) or any increase in long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (in each case, other than prospective changes in the capital stock or debt of the Company and its subsidiaries attributable to or in connection with the consummation of the transactions contemplated by the Acquisition Agreement), or (b) any material adverse change in the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or any development which would reasonably be expected to result in a Material Adverse Effect; (ii) neither the Company nor the Acquired Company nor any of their respective subsidiaries has entered into any transaction or agreement (other than the Acquisition Agreement and the transactions contemplated thereby) that is material to the Company or the Acquired Company and their respective subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is outside the ordinary course of business and material to the Company or the Acquired Company and their respective subsidiaries taken as a whole; and (iii) neither the Company nor the Acquired Company nor any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum.

(9) Organization and Good Standing. The Issuer, the Company, the Guarantors and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and to enter into and perform their obligations under the Transaction Documents to which they are a party and, in the case of the Company, the Acquisition Agreement, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(10) Ownership of Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed on Exhibit D hereto and Exhibit D accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit D hereto under the caption “Significant Subsidiaries.”

(11) Capitalization. The Company has an authorized capitalization as (and to the extent) set forth in the Preliminary Offering Memorandum and the Offering Memorandum in the “Actual” column of the table under the caption “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights.

(12) No Other Securities of Same Class. When the Securities and Guarantees are issued and delivered pursuant to this Agreement, such Securities and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities of the Issuer, the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(13) No Registration. No registration under the 1933 Act of the Securities or the Guarantees, and no qualification of the Indenture under the 1939 Act with respect thereto, is required for the sale of the Securities and the Guarantees to the Initial Purchasers as contemplated hereby or for the initial resale of Securities by the Initial Purchasers to the Eligible Purchasers in the manner contemplated by the Preliminary Offering Memorandum and the Offering Memorandum, assuming the accuracy of the Initial Purchasers’ representations and warranties in this Agreement and the compliance by the Initial Purchasers with the agreements set forth herein.

(14) No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act was or will be used by the Issuer, the Company or any of their respective affiliates or any of their representatives (other than the Initial Purchasers, as to whom the Issuer, the Company and the Guarantors make no representation) in connection with the offer and sale of the Securities as contemplated hereby.

(15) Regulation S Compliance. The Company is a Category 2 issuer for purposes of Regulation S. No directed selling efforts within the meaning of Rule 902 under the 1933 Act were or will be used by the Issuer, the Company and their respective subsidiaries or any of their representatives (other than the Initial Purchasers, as to whom the Issuer, the Company and the Guarantors make no representation) with respect to Securities sold in reliance on Regulation S, and the Issuer, any affiliate of the Issuer (including the Company) and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuer, the Company and the Guarantors make no representation) has complied with and will comply with the “offering restrictions” required by Rule 902 under the 1933 Act.

(16) No Integration. None of the Issuer, the Company, any Guarantor or any other person acting on behalf of the Issuer, the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(17) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and the Company.

(18) Full Power. The Issuer, the Company and each Guarantor has full right, power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

(19) Purchase Agreement Joinder. On the Escrow Release Date, the Purchase Agreement Joinder will have been duly authorized, executed and delivered by each Guarantor. On the Escrow Release Date, each Guarantor will have full right, power and authority to execute, deliver and perform its obligations under the Purchase Agreement Joinder.

(20) The Indenture. The Indenture has been duly authorized by the Issuer and, on the Closing Date, will have been duly executed and delivered by the Issuer and will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity.

(21) The Supplemental Indenture. The Supplemental Indenture (including the Guarantees) has been duly authorized by the Company and, on the Escrow Release Date, will have been duly authorized by each Guarantor and will have been duly executed and delivered by the Issuer, the Company and each Guarantor and will constitute a valid and binding agreement of the Issuer, the Company and each Guarantor, enforceable against the Issuer, the Company and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity.

(22) The Escrow Agreement. The Escrow Agreement has been duly authorized by the Issuer and, on the Closing Date, will have been duly executed and delivered by the Issuer and will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity. When executed and delivered to the Escrow Agent on the Closing Date, the Escrow Agreement will grant and create a valid and enforceable security interest in favor of the Escrow Agent for the benefit of the Trustee in the Escrow Account, all deposits therein and all proceeds thereof, which security interest will secure the redemption of the Securities if the conditions set forth in the Escrow Agreement to the Escrow Release are not satisfied on or prior to the Outside Date.

(23) The Securities. The Securities have been duly authorized by the Issuer and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(24) The Acquisition Agreement. (A) The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, and, to the knowledge of the Issuer, the Company and each Guarantor, the Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of each of Allied Parent and Allied Seller, enforceable in accordance with its terms, in each case except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity; and (B) to the knowledge of the Issuer, the Company and each Guarantor, the representations and warranties of Allied Parent and Allied Seller in the Acquisition Agreement were, as of the date of the Acquisition Agreement, and are, as of the date hereof, true and correct, except in any such case where such failure to be true and correct would not give rise to the failure of a closing condition set forth in the Acquisition Agreement to be satisfied.

(25) Description of the Securities and Agreements. The Securities, the Guarantees, the Escrow Agreement, the Indenture and the Supplemental Indenture conform and will conform in all material respects to the respective statements relating thereto contained in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum.

(26) No Violation or Default. None of the Issuer, the Company or any of their respective subsidiaries is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Company Document; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Issuer, the Company and the Guarantors of the Transaction Documents to which they are a party and the consummation by the Issuer, the Company and the Guarantors of the transactions contemplated therein will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Issuer, the Company or any of their respective subsidiaries pursuant to, any Company Document (other than any Lien created or imposed pursuant to the collateral documents relating to and required by the New Senior Secured Credit Facilities), (y) result in any violation of the provisions of the Organizational Documents of the Issuer, the Company or any of their respective subsidiaries or (z) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except (A) in the case of clauses (x) and (z) above, for any such conflict, breach, Lien or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) in the case of clause (x) above, after giving effect to the repayment and termination on the Escrow Release Date of all obligations under certain existing indebtedness of the Company and its respective subsidiaries with the Borrowings and the net proceeds from the offering and sale of the Securities.

(27) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Issuer, the Company or any of their respective subsidiaries, on the one hand, and (i) the directors, officers or stockholders of the Company or any of its subsidiaries, on the other, that would be required to be described pursuant to Item 404 of Regulation S-K of the Commission in a registration statement on Form S-1 of the Company pursuant to the 1933 Act and the 1933 Act Regulations or (ii) the customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required to be described pursuant to Item 101 of Regulation S-K of the Commission in a registration statement on Form S-1 of the Company pursuant to the 1933 Act and the 1933 Act Regulations, in each case that has not been so described in the General Disclosure Package and the Offering Memorandum.

(28) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Issuer, the Company or any of the Guarantors, is imminent.

(29) Legal Proceedings. Except as described in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum: (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuer, the Company or any of their respective subsidiaries is a party or to which any property of the Issuer, the Company or any of their respective subsidiaries is the subject that, if determined adversely to the Issuer, the Company or any of their respective subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Issuer or the Company to perform its obligations under the Transaction Documents to which it is a party or the Acquisition Agreement; and (ii) no such investigations, actions, suits or proceedings are, to the knowledge of the Issuer, the Company or any of the Guarantors, currently threatened by any governmental or regulatory authority or by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would be required to be described in a registration statement on Form S-1 of the Company pursuant to the 1933 Act and the 1933 Act Regulations that have not been described in the General Disclosure Package and the Offering Memorandum.

(30) Description of Contracts. The statements made in the General Disclosure Package and the Offering Memorandum under the captions “The Allied Transactions,” “Description of Notes” and “Plan of Distribution,” insofar as they purport to constitute summaries of the material terms of the Transaction Documents and the Acquisition Agreement and the transactions contemplated thereby, are accurate in all material respects.

(31) Solvency. On the Closing Date and the Escrow Release Date, after giving pro forma effect to the Acquisition and the offering and sale of the Securities, the Borrowings and the use of net proceeds therefrom described under the caption “Use of Proceeds” in the General Disclosure Package and the Offering Memorandum, the Company and the Guarantors on a consolidated basis will be Solvent (as hereinafter defined). As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors on a consolidated basis is not less than the total amount required to pay the liabilities of the Company and the Guarantors on a consolidated basis on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Guarantors on a consolidated basis are able to pay their total debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the Acquisition and the issuance and sale of the Securities as contemplated by this Agreement and the General Disclosure Package and the Offering Memorandum and the consummation of the Borrowings, the Company and the Guarantors are not incurring debts or liabilities beyond their consolidated ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which their consolidated property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(32) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Issuer, the Company and the Guarantors, the conduct of their respective businesses does not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(33) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities as herein contemplated and the consummation by the Issuer and the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the offering and resale of the Securities by the Initial Purchasers.

(34) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Offering Memorandum, except where the failure to so possess or have made would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the General Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect.

(35) Title to Property. The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid leasehold interest in or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries, in each case, free and clear of all Liens except such as (a) are described in the General Disclosure Package and the Offering Memorandum (including, for the avoidance of doubt, the Liens arising out of or related to the Escrow Agreement, the New Senior Secured Credit Facilities and the Company’s existing credit facilities), (b) do not, individually or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (c) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(36) Investment Company Act. Neither the Issuer, the Company nor any of the Guarantors is and, after giving effect to the issuance and sale of the Securities as herein contemplated, the Borrowings and the application of the net proceeds thereof as described in the General Disclosure Package and the Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the 1940 Act.

(37) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws (including the common law), statutes, codes, ordinances, rules, regulations, decisions, binding policies and orders relating to the protection of human health and safety, the environment, pollution or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability or obligation for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; and (iv) are not the subject of any pending, and have not received notice of any threatened, administrative, regulatory or judicial claims, actions, suits, demands, notices of noncompliance or violation, proceedings or governmental investigations relating to any Environmental Law, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability, obligation, claim, action, suit, demand, notice, proceeding or investigation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(38) Taxes. The Company and its subsidiaries have timely filed all material tax returns required to be filed through the date hereof (subject to any permitted extensions) and (i) the Company and its subsidiaries have paid all federal and state income taxes (other than with respect to immaterial amounts being contested in good faith) and all other material federal, state, local and foreign taxes (including estimated taxes, assessments, fines and penalties), in each case, required to be paid through the date hereof, and (ii) there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(39) Insurance. The Company and its subsidiaries have insurance which is in amounts and insures against such losses and risks as are reasonable and customary for the business in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(40) Accounting and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established, maintained and periodically evaluates the effectiveness of its “internal control over financial reporting” and “disclosure controls and procedures” (each as defined in Rules 13a-15 and 15d-15 under the 1934 Act). The Company’s internal control over financial reporting and disclosure controls and procedures are effective and comply with the requirements of the 1934 Act.

There are no material weaknesses or significant deficiencies (each as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting; and the Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the Company’s audited financial statements included or incorporated by reference in the General Disclosure Package and the Offering Memorandum or at any time subsequent thereto.

(41) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans.

(42) Margin Requirements. None of the Issuer, the Company or any of their respective subsidiaries or their authorized representatives (other than the Initial Purchasers, as to whom the Issuer, the Company and the Guarantors make no representation) has taken, and none of them will take, any action that would reasonably be expected to cause the transactions contemplated by this Agreement (including the use of the net proceeds from the sale of the Securities) to violate Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(43) Absence of Manipulation. None of the Issuer, the Company or any of their respective subsidiaries has taken or will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(44) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included or incorporated by reference in the General Disclosure Package or the Offering Memorandum are based on or derived from sources that the Company believes to be reliable, and nothing has come to the attention of the Company that has caused it to believe that such data is not accurate in all material respects.

(45) No Unlawful Payments. None of the Issuer, the Company or any of their respective subsidiaries or, to the knowledge of the Issuer, the Company and the Guarantors, the Acquired Company or any of its subsidiaries, or any of their respective directors, officers, agents, employees or controlled affiliates, has taken any action, directly or indirectly, that has resulted or would reasonably be expected to result in a violation by any such person of the FCPA and all similar anti-bribery and anti-corruption laws and regulations of foreign jurisdictions to the extent applicable to the Company and the Acquired Company and their respective subsidiaries (together with the FCPA, “Anti-Corruption Laws”), including any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Laws; and the Issuer, the Company and their respective subsidiaries, and, to the knowledge of the Issuer, the Company and the Guarantors, the Acquired Company and its subsidiaries and their respective controlled affiliates have conducted their businesses in compliance in all material respects with all applicable Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote, and which are reasonably expected to promote, continued compliance therewith.

(46) Money Laundering Laws. The operations of the Issuer, the Company and their respective subsidiaries and, to the knowledge of the Issuer, the Company and the Guarantors, of the Acquired Company and its subsidiaries, are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder (including the USA Patriot Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”)) and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to the extent applicable to the Company and the Acquired Company and their respective subsidiaries (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Company or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, the Company and the Guarantors, threatened.

(47) No Conflicts with Sanctions Laws. None of the Issuer, the Company nor any of their respective subsidiaries nor, to the knowledge of the Issuer, the Company and the Guarantors, the Acquired Company or any of its subsidiaries or any of their respective directors, officers, agents, employees or controlled affiliates is currently subject to or the target of any sanctions administered or enforced by the U.S. government (including but not limited to OFAC) or any other relevant sanctions authorities (collectively, “Sanctions”), nor is the Company or any of its subsidiaries nor, to the knowledge of the Issuer, the Company and the Guarantors, the Acquired Company or any of its subsidiaries, located, organized or resident in a country or territory that is the subject of Sanctions (including Cuba, Crimea, Iran, North Korea, Sudan and Syria) (each a “Sanctioned Country”). The Company and its subsidiaries will not directly or indirectly use any of the net proceeds from the sale of Securities by the Company in the offering contemplated by this Agreement or from the Borrowings, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, dealer, investor or otherwise) of Sanctions. None of the Issuer, the Company nor any of their respective subsidiaries or, to the knowledge of the Issuer, the Company and the Guarantors, the Acquired Company or any of its subsidiaries, has engaged in any dealings or transactions with or for the direct benefit of a person that is currently the subject of any Sanctions, or with or in a Sanctioned Country, in the preceding three years, nor does the Issuer, the Company or any of their respective subsidiaries nor, to the knowledge of the Issuer, the Company and the Guarantors, does the Acquired Company or any of its subsidiaries, have any plans to increase its dealings or transactions with or for the benefit of such persons or with or in such Sanctioned Countries.

(48) ERISA Compliance; Employment Matters. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption), that, as to each of clauses (ii), (iii) and (iv), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.

(49) No Restrictions on Dividends. No subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except (i) as described in the General Disclosure Package and the Offering Memorandum or (ii) any restrictions or limitations contained in the Company’s existing indenture or existing credit agreements, which credit agreements will be terminated on the Escrow Release Date, or that will be permitted by the Indenture after the Closing Date.

(50) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or other fee or commission as a result of the offering and sale of the Securities contemplated by this Agreement, except for underwriting discounts and commissions payable to the Initial Purchasers pursuant to Section 2 of this Agreement.

(b) Certificates. Any certificate signed by any officer of the Issuer, the Company or any Guarantor (whether signed on behalf of such officer, the Issuer, the Company or such Guarantor) and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Issuer, the Company or such Guarantor to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing; Agreements to Sell, Purchase and Resell

(a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Issuer, the aggregate principal amount of Securities set forth opposite such Initial Purchaser’s name in Exhibit A hereto plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 98.500% of the principal amount thereof. The Issuer will not be obligated to deliver any of the Securities except upon payment of all of the Securities to be purchased as provided herein.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (New York City time) on October 25, 2017 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Issuer (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Issuer by wire transfer of immediately available funds to (i) if the conditions to the Escrow Release will not be satisfied substantially concurrently with the closing of the offering of the Securities on the Closing Date, the Escrow Account or (ii) if the conditions to the Escrow Release will be satisfied substantially concurrently with the closing of the offering of the Securities on the Closing Date, a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Wells Fargo and Citi, individually and not as representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Date, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c) Delivery of Securities. The Issuer shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Issuer shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Securities to the Initial Purchasers on the Closing Date shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(d) Representations of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Issuer and the Company that it intends to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Issuer and the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantors, that such Initial Purchaser:

(i) is a QIB and an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the 1933 Act;

(ii) (x) in connection with the Exempt Resales, has only sold and will only sell the Securities to, and has only solicited offers to buy and will only solicit offers to buy the Securities from, the Eligible Purchasers, (y) in connection with each such Exempt Resale made in reliance on Rule 144A, has taken and will take reasonable steps to ensure such Eligible Purchaser is aware that such Exempt Resale is being made in reliance on Rule 144A and (z) in connection with each such Exempt Resale made in reliance on Regulation S, has complied and will comply with the offering restrictions and other requirements of Regulation S; and

(iii) will not offer or sell the Securities, nor has it, directly or indirectly, offered or sold the Securities in the United States by, any manner involving any form of general solicitation or general advertising (within the meaning of Regulation D) and will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Securities.

The Initial Purchasers have advised the Issuer and the Company that they will offer the Securities to Eligible Purchasers at a price initially equal to 100.000% of the principal amount thereof, plus accrued interest, if any, from October 25, 2017. Such price may be changed by the Initial Purchasers at any time without notice. Each of the Initial Purchasers understands that the Issuer and the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to this Agreement, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

SECTION 3. Covenants of the Issuer, the Company and the Guarantors. The Issuer, the Company and the Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

(a) Securities Law Compliance. Each of the Issuer and the Company will (i) advise each Initial Purchaser promptly after obtaining knowledge (and, if requested by any Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, untrue or that requires the making of any additions to or changes in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, in each case to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions, and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) Amendments. Each of the Issuer and the Company will give the Representatives notice of any filings to be made by it pursuant to the 1934 Act or the 1934 Act Regulations within the period that is 48 hours prior to the Applicable Time. Each of the Issuer and the Company will give the Representatives notice of its intention to prepare any amendment, supplement or revision to the Preliminary Offering Memorandum, the Offering Memorandum or any Issuer Free Writing Document, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object in a timely manner. Each of the Issuer and the Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations effecting any such amendment, supplement or revision from and after the Applicable Time through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, and will not file or use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object. The Representatives shall notify the Issuer and the Company if the Initial Purchasers have not completed the distribution of the Securities as of the Closing Date.

(c) Delivery of Disclosure Documents to the Representatives. The Company will deliver to the Representatives and counsel for the Initial Purchasers, within two days after the date hereof and without charge, such number of copies of the Preliminary Offering Memorandum, the Pricing Term Sheet and the Offering Memorandum and any amendment or supplement to any of the foregoing as they reasonably request.

(d) Continued Compliance with Securities Laws. Each of the Issuer and the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum. If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the

Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) so that the General Disclosure Package or the Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, each of the Issuer and the Company will promptly notify the Representatives of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representatives or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and the Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. If at any time an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement any Issuer Free Writing Document so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Document in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, each of the Issuer and the Company will promptly notify the Representatives of such event or condition and of its intention to prepare such amendment or supplement (or, if the Representatives or counsel for the Initial Purchasers shall have notified the Company as aforesaid, each of the Issuer and the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, subject to Section 3(b) hereof, distribute such amendment or supplement as may be necessary to correct such conflict, untrue statement or omission or to comply with such requirements, and the Company and the Issuer will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.

(e) Use of Offering Materials. The Issuer, the Company and each of the Guarantors consents to the use of the General Disclosure Package and the Offering Memorandum in accordance with the securities or “Blue Sky” laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(f) “Blue Sky” and Other Qualifications. Each of the Issuer and the Company will cooperate with the Initial Purchasers to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that neither the Company nor the Issuer shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, each of the Issuer and the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g) Use of Proceeds. Each of the Issuer and the Company will use the net proceeds received by it from the sale of the Securities and the Borrowings in the manner specified in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Use of Proceeds.”

(h) Restriction on Sale of Securities. From and including the date of this Agreement through and including the 90th day after the date of this Agreement, the Issuer, the Company and the Guarantors will not, without the prior written consent of the Representatives, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Issuer, the Company or any Guarantor (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Issuer, the Company or any Guarantor.

(i) Rule 144A Information. So long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Issuer, the Company and the Guarantors will furnish, at their expense, to the Initial Purchasers and, upon request, to the holders of the Securities and prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the 1933 Act (if any). To the extent any such information is available on the Commission’s EDGAR filing system or the Company’s website, it shall be deemed to have been so furnished in full satisfaction of this Section 3(i).

(j) Pricing Term Sheet. The Company will prepare the Pricing Term Sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit E and otherwise in form and substance satisfactory to the Representatives. The Company will furnish the Representatives with copies of any such Pricing Term Sheet and will not use any such Pricing Term Sheet to which the Representatives or counsel to the Initial Purchasers shall object.

(k) Preparation of the Offering Memorandum. As promptly as practicable, and in any event, within two business days following the execution of this Agreement, the Issuer and the Company will, subject to Section 3(b) hereof, prepare the Offering Memorandum, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as the Representatives and the Company or the Issuer may deem appropriate.

(l) DTC. The Issuer and the Company will use their respective best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m) No Stabilization. The Issuer, the Company, the Guarantors and their respective controlled affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer, the Company or the Guarantors in connection with the offering of the Securities.

(n) No Affiliate Resales. The Issuer, the Company and the Guarantors will not, and will not permit any of their respective controlled affiliates to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuer, the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the 1933 Act.

(o) No Integration. The Company and the Issuer will not, and will ensure that none of their respective affiliates will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchaser or to the Eligible Purchasers of the Securities.

(p) Opinion of Counsel for Company and the Guarantors. On the Escrow Release Date, the Company will cause Sidley Austin LLP, counsel for the Issuer, the Company and the Guarantors (“Company Counsel”), to deliver to the Representatives the opinion, dated as of the Escrow Release Date, in the form set forth in Exhibit G-2 hereto, together with signed or reproduced copies of such opinion for each of the other Initial Purchasers; provided that, if the Escrow Release Date is the Closing Date, the substance of such opinion letter may be included within the opinion letter delivered pursuant to Section 5(a), in which case this Section 3(p) shall immediately cease to have any force or effect.

(q) Supplemental Indenture and Purchase Agreement Joinder. On the Escrow Release Date, concurrently with the consummation of the Escrow Merger, the Company shall execute the Supplemental Indenture and the Guarantors shall execute each of the Supplemental Indenture and the Purchase Agreement Joinder.

SECTION 4. Payment of Expenses.

(a) Expenses. Each of the Issuer, the Company and the Guarantors, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation and printing of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the reproduction and delivery to the Initial Purchasers of each of the Transaction Documents, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Initial Purchasers, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Initial Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Issuer, the Company and the Guarantors, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any “Blue Sky Survey” and any supplements thereto, (vi) the preparation, printing and delivery to the Initial Purchasers of copies of the Preliminary Offering Memorandum, the General Disclosure Package, the Offering Memorandum, and any Issuer Free Writing Documents and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Initial Purchasers of copies of any “Blue Sky Survey” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Transaction Documents, (ix) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC and (x) the costs and expenses of the Company (and, if this Agreement is terminated in the circumstances described in Section 4(b), the Initial Purchasers) and any of its or their officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, and 50% of the costs and expenses related to any chartered aircraft (it being understood that the Initial Purchasers will pay the remaining 50% of the costs and expenses related to any chartered flight). It is understood, however, that, except as provided in this Section 4 and in Section 6 and Section 7 hereof, the Initial Purchasers shall pay all of their own costs and expenses, including the fees and expenses of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii)(A) or Section 10 hereof, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers (but in the case of any termination in accordance with Section 10, only the non-defaulting Initial Purchasers) for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers, reasonably incurred by such Initial Purchaser in making preparations for the purchase, sale and delivery of the Securities not so delivered, but in such event the Company shall not be under any further liability to such Initial Purchaser except as provided in Sections 6 and 7 hereof.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy as of the date hereof and as of the Closing Date of the representations and warranties of the Issuer, the Company and the Guarantors contained in this Agreement, or in certificates signed by any officer of the Issuer, the Company or any Guarantor (whether signed on behalf of such officer, the Issuer, the Company or such Guarantor) delivered to the Representatives or counsel for the Initial Purchasers, to the performance by the Issuer, the Company and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for the Issuer, the Company and the Guarantors. At the Closing Date, the Representatives shall have received the opinion and negative assurance letter of Company Counsel, dated as of the Closing Date, in the form set forth in Exhibit G-1 hereto, together with signed or reproduced copies of such opinion and negative assurance letter for each of the other Initial Purchasers.

(b) Opinion of Counsel for Initial Purchasers. At the Closing Date, the Representatives shall have received the opinion and negative assurance letter, dated as of the Closing Date, of Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion and negative assurance letter for each of the other Initial Purchasers, with respect to such matters as the Representatives may reasonably request.

(c) Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof, any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, properties, financial position or results of operations of (A) the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (B) the Acquired Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, and by the Company on behalf of the Issuer, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change with respect to the Company and its subsidiaries or, to their knowledge, with respect to the Acquired Company and its subsidiaries, (ii) the representations and warranties of the Issuer and the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date and (iii) the Issuer and the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from E&Y, independent public accountants of the Company and the Acquired Company, letters with respect to each of the Company and the Acquired Company, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the historical and pro forma financial statements and certain historical and pro forma financial information of the Company and the Acquired Company, as applicable, contained or incorporated by reference in the General Disclosure Package, any Issuer Free Writing Documents (other than any electronic road show) and the Offering Memorandum and any amendments or supplements to any of the foregoing.

(e) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from E&Y, letters with respect to each of the Company and the Acquired Company, dated as of the Closing Date and in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the “cut-off” date referred to shall be a date not more than three business days prior to the Closing Date.

(f) No Downgrade. There shall not have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company or any subsidiary of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.

(g) Escrow Agreement. The Issuer, the Trustee and the Escrow Agent shall have executed and delivered the Escrow Agreement, in the form set forth in Exhibit H hereto, and the Representatives shall have received executed copies thereof.

(h) Additional Documents. At the Closing Date, counsel for the Initial Purchasers shall have been furnished with such additional documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Initial Purchasers may otherwise reasonably request.

(i) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Guarantors at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 6, 7, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company and the Guarantors. The Issuer, the Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, its officers, directors, employees, agents, partners and members and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or any amendment or supplement to any of the foregoing), or in any materials, presentations or information provided to investors by, or with the approval of, the Issuer, the Company or any Guarantor in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Issuer or the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of, or pursuant to a judgment or other disposition in, any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuer, the Company and the Guarantors; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Issuer, the Company or any Guarantor by or on behalf of any Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Initial Purchasers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Company and the Guarantors, their respective officers and directors and each person, if any, who controls the Issuer or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to any losses, liabilities, claims, damages or expenses arising out of or based upon any untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with information furnished in writing to the Issuer, the Company or any Guarantor by or on behalf of such Initial Purchaser through the Representatives expressly for use therein. The Issuer, the Company and the Guarantors hereby acknowledge and agree that the information furnished to the Issuer, the Company and the Guarantors by the Initial Purchasers through the Representatives expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum: the information appearing in the third paragraph, the fourth and fifth sentences of the seventh paragraph and the first and last sentences of the ninth paragraph, each under such caption.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand commenced against it in respect of which indemnity may be sought hereunder; provided, however, that the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure. The indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 6 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded based on the advice of outside counsel that there are legal defenses available to it that may be different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Initial Purchasers and the other indemnified parties referred to in

Section 6(a) above; and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company and the Guarantors, their respective directors, each of their respective officers and each person, if any, who controls the Company or the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, the Company and the Guarantors, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers, in each case as determined pursuant to this Agreement, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Offering Memorandum.

The relative fault of the Issuer, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Company and the Guarantors, on the one hand, or by the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer, the Company and the Guarantors and the several Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total initial purchaser discounts and commissions received by such Initial Purchaser with respect to the offering and sale to Eligible Purchasers of the Securities initially purchased by it exceed the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, employee, partner and member of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and of each Guarantor, each officer of the Issuer, the Company and each Guarantor, and each person, if any, who controls the Issuer or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Issuer, the Company or any of the Guarantors (whether signed on behalf of such officer, the Issuer, the Company or such Guarantor) and delivered to the Representatives or counsel to the Initial Purchasers, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, its affiliates and any of its or their officers, directors, employees, partners, members or agents or any person controlling any Initial Purchaser, or by or on behalf of the Issuer, the Company, any Guarantor, any officer or director of the Company or any Guarantor or any person controlling the Issuer, the Company, any Guarantor, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Issuer and the Company, at any time on or prior to the Closing Date, (i) if there has been, at any time on or after the date of this Agreement or since the date of the most recent financial statements of the Company and the Acquired Company included or incorporated by reference in the General Disclosure Package and the Offering Memorandum (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (B) if trading generally on the New York Stock Exchange or the Nasdaq Global Select Market has been suspended or limited by either of said exchanges or by order of the Commission or any other governmental authority, or (C) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 6, 7, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Initial Purchasers.

If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchaser, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section 10 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone). Notices to the Initial Purchasers shall be directed to the Representatives at Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: High Yield Syndicate, fax no. (704) 410-4874 (with such fax to be confirmed by telephone to (704) 383-0550) and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, fax no. (646) 291-1469, Attention: General Counsel, with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, Attention: Stephen L. Burns, Esq., fax no. (212) 474-3000 (with such fax to be confirmed by telephone to (212) 474-1146); and notices to the Issuer, the Company or any Guarantor shall be directed to the Company at 505 Huntmar Park Drive, Suite 300, Herndon, VA 20170, Attention: Joseph Nowicki, Chief Financial Officer, fax no. (703) 437-1919 (with such fax to be confirmed by telephone to (571) 323-3940), with a copy to Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, Attention: Jeffrey N. Smith, Esq. and Michael P. Heinz, Esq., fax no. (312) 853-7036 (with such fax to be confirmed by telephone to (312) 853-7000).

In accordance with the requirements of the USA Patriot Act, the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuer, the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Issuer, the Company, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Issuer, the Company, the Guarantors and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Issuer, the Company, the Guarantors and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase. Notwithstanding anything herein to the contrary, neither this Agreement nor any provision herein contained shall inure to the benefit of any Guarantor or any Guarantor’s respective successors, controlling persons and indemnified parties until such Guarantor has executed and delivered the Purchase Agreement Joinder.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“affiliate” has the meaning provided in Rule 501 under the 1933 Act.

“Applicable Time” means 2:45 p.m. (New York City time) on October 11, 2017.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Issuer, the Company or any of their respective subsidiaries is a party or by which the Issuer, the Company or any of their respective subsidiaries is bound or to which any of the property or assets of the Issuer, the Company or any of their respective subsidiaries is subject.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance or claim.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Preliminary Offering Memorandum and the Offering Memorandum or any Issuer Free Writing Document shall be deemed to include any amendment or supplement to any of the foregoing.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Preliminary Offering Memorandum or the Offering Memorandum (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum.

SECTION 16. Permitted Free Writing Documents. The Issuer, the Company and each Guarantor represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Issuer, the Company, the Guarantors and the Representatives, it will not make, any offer relating to the Securities that (if the offering of the Securities was made pursuant to a registered offering under the 1933 Act) would constitute an “Issuer Free Writing Prospectus” (as defined in Rule 433 under the 1933 Act) (any such document, a “Issuer Free Writing Document”) or that would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) which would be required to be filed with the Commission in connection with an offering registered under the 1933 Act, in the case of any Initial Purchasers; provided that the prior written consent of the Issuer, the Company, the Guarantors and the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Documents, if any, listed on Exhibit F hereto and to any electronic road show in the form previously provided by the Issuer or the Company to and approved by the Representatives.

SECTION 17. Absence of Fiduciary Relationship. The Issuer, the Company and each Guarantor acknowledges and agrees that:

(a) each of the Initial Purchasers is acting solely as an initial purchaser in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Issuer, the Company and any Guarantor, on the one hand, and any of the Initial Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Initial Purchasers has advised or is advising the Issuer, the Company or any Guarantor on other matters (it being understood that in any event that no Initial Purchaser shall be deemed to have provided legal, accounting or tax advice to the Issuer, the Company, any Guarantor or any of their respective subsidiaries);

(b) the offering price of the Securities and the price to be paid by the Initial Purchasers for the Securities set forth in this Agreement were established by the Issuer, the Company and the Guarantors following discussions and arms-length negotiations with the Representatives;

(c) they are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) they are aware that the Initial Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer, the Company and the Guarantors and that none of the Initial Purchasers has any obligation to disclose such interests and transactions to the Issuer, the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e) the Issuer, the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate; and

(f) they waive, to the fullest extent permitted by law, any claims they may have against any of the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of the Initial Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to them in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on their behalf or in right of them or the Issuer, the Company, the Guarantors or any stockholders, employees or creditors of the Issuer, the Company or any Guarantor.

SECTION 18. Research Analyst Independence and Other Activities of the Initial Purchasers. The Issuer, the Company and the Guarantors acknowledge that the Initial Purchasers’ research analysts and research departments are required to be separate from, and not influenced by, their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuer, the Company or the Guarantors and/or the offering that differ from the views of their respective investment banking divisions. The Issuer, the Company and the Guarantors hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Issuer, the Company or the Guarantors may have against the Initial Purchasers arising from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer, the Company or the Guarantors by such Initial Purchasers’ investment banking divisions. The Issuer, the Company and the Guarantors also acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers, may make recommendations and provide other advice, and may hold long or short positions in debt or equity securities of, or derivative products related to, the companies that may be the subject of the transactions contemplated by this Agreement, and the Issuer, the Company and the Guarantors hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Issuer, the Company or the Guarantors may have against the Initial Purchasers with respect to any such other activities.

SECTION 19. Waiver of Jury Trial. The Issuer, the Company, the Guarantors and each of the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20. Consent to Jurisdiction. The Issuer, the Company and the Guarantors hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Issuer, the Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer and the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Issuer and the Company in accordance with its terms.

Very truly yours,

BEACON ROOFING SUPPLY, INC.

By	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President and Chief Financial Officer

BEACON ESCROW CORPORATION

By	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By	/s/ Peter Dilullo
Authorized Signatory

For itself and as a Representative of the Initial Purchasers named in Exhibit A hereto.

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Justin Tichauer
Authorized Signatory

For itself and as a Representative of the Initial Purchasers named in Exhibit A hereto

EXHIBIT A

INITIAL PURCHASERS

Name of Initial Purchaser	Principal Amount of Securities
Wells Fargo Securities, LLC	$533,000,000
Citigroup Global Markets Inc.	$533,000,000
J.P. Morgan Securities LLC	$78,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$78,000,000
SunTrust Robinson Humphrey, Inc.	$78,000,000

Total	$1,300,000,000

A-1

EXHIBIT B

GUARANTORS

I.	Guarantors

1.	Beacon Sales Acquisition, Inc.

2.	Allied Building Products Corp.[1]

3.	Tri-Built Materials Group, LLC

4.	PacSource, LLC

5.	RME Acquisition LLC

6.	Kapalama Kilgos Acquisition Corp.

7.	A.L. Kilgo Company, Inc.

[1]	After the consummation of the Acquisition, the Company may merge Allied Building Products Corp. into a newly formed Delaware limited liability company subsidiary for tax planning purposes.

B-1

EXHIBIT C

PURCHASE AGREEMENT JOINDER

BEACON ROOFING SUPPLY, INC.

4.875% Senior Notes due 2025

[•], 2018

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

As Representatives of the several Initial Purchasers

c/o Wells Fargo Securities, LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase Agreement, dated as of October 11, 2017 (the “Purchase Agreement”), among Beacon Roofing Supply, Inc., a Delaware corporation, Beacon Escrow Corporation, a Delaware corporation, and you, as representatives of the Initial Purchasers named therein, providing for the offer and sale of the Securities. Under the terms of the Purchase Agreement, each of the Guarantors is required to join in the Purchase Agreement on the Escrow Release Date. Unless otherwise specified herein, capitalized terms used but not defined herein shall have the respective meanings given them in the Purchase Agreement.

Each of the undersigned Guarantors hereby acknowledges and agrees, for the benefit of the Initial Purchasers, that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit in order to enter into this Joinder Agreement, and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to a Guarantor in the Purchase Agreement, as of the date thereof, as if made by, and with respect to, each signatory hereto on the date of the Purchase Agreement; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Purchase1 Agreement.

This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Purchase Agreement. The parties hereto acknowledge and agree that all of the provisions of the Purchase Agreement shall remain in full force and effect.

This Joinder Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

This Joinder Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Joinder Agreement.

This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Each Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Joinder Agreement or the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

[GUARANTORS]

By:
Name:
Title:

EXHIBIT D

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity
Beacon Sales Acquisition, Inc.	Delaware	Corporation

Beacon Canada, Inc.	Delaware	Corporation

Beacon Roofing Supply Canada Company	Nova Scotia	Unlimited Liability Company

Significant Subsidiaries

Beacon Sales Acquisition, Inc.	Delaware	Corporation

D-1

EXHIBIT E

FORM OF PRICING TERM SHEET

[Attached]

E-1

BEACON ROOFING SUPPLY, INC.

4.875% Senior Notes due 2025

October 11, 2017

This term sheet to the Preliminary Offering Memorandum dated October 10, 2017 (the “Preliminary Offering Memorandum”) related to the offering of the notes described below should be read together with the Preliminary Offering Memorandum before making an investment decision with regard to the notes. Capitalized terms used but not defined in this term sheet have the meanings assigned to such terms in the Preliminary Offering Memorandum.

Issuer:	The notes will be issued initially by Beacon Escrow Corporation. Upon the consummation of the Escrow Merger and the Assumption, the notes will be the obligations of Beacon Roofing Supply, Inc.

Guarantors:	Upon consummation of the Escrow Merger and the Assumption, guaranteed on a senior unsecured basis by each direct and indirect domestic subsidiary of Beacon that is a borrower under or that guarantees the Company’s obligations under the New Term Loan (and any refinancing indebtedness) and any other capital market indebtedness that Beacon may incur in the future.

Security Description:	4.875% Senior Notes due 2025

Distribution:	144A / Regulation S for life (no registration rights)

Aggregate Principal Amount:	$1,300,000,000

Gross Proceeds:	$1,300,000,000

Maturity:	November 1, 2025

Coupon:	4.875%

Yield to Maturity:	4.875%

Offering Price:	100.000% of principal amount, plus accrued interest from October 25, 2017

Interest Payment Dates:	May 1 and November 1, commencing May 1, 2018

Record Dates:	April 15 and October 15

Equity Clawback:	Up to 35% at 104.875% prior to November 1, 2020

Optional Redemption:	Make-whole call @ T+50 basis points after the Assumption and prior to November 1, 2020
	On or after:	Price:
	November 1, 2020	102.438%
	November 1, 2021	101.219%
	November 1, 2022 and thereafter	100.000%

Change of Control:	Putable at 101% of principal plus accrued interest

Trade Date:	October 11, 2017

Expected Settlement Date:

(T+10); October 25, 2017

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding seven business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next succeeding seven business days should consult their own advisors.

Use of Proceeds:	Absent a special mandatory redemption, we intend to use the net proceeds from this offering, together with the proceeds from the Common Stock Offering and the Convertible Preferred Stock Purchase and the borrowings under the New Senior Secured Credit Facilities, to finance the Allied Acquisition, to refinance certain of our existing indebtedness and to pay fees and expenses related to the Allied Transactions. If we are required to make a special mandatory redemption, we will apply the proceeds from this offering to redeem the notes in accordance with the terms set forth in the Escrow Agreement.

Special Mandatory Redemption	If the Allied Acquisition is not consummated on or before August 31, 2018 (the “Outside Date”) or, prior to the Outside Date, the Stock Purchase Agreement is terminated or we notify the trustee under the indenture and the escrow agent or otherwise announce that the Allied Acquisition will not be pursued, then we will be required to redeem all of the notes at a redemption price equal to (i) 100% of the principal amount of the notes if the special mandatory redemption date occurs on or prior to February 28, 2018 or (ii) 101% of the principal amount of the notes if the special mandatory redemption date occurs after February 28, 2018, in each case plus accrued and unpaid interest, if any, to the date of redemption, and, in such event, the Escrowed Property will be applied to fund such redemption price.

Rule 144A CUSIP / ISIN:	073685AD1 / US073685AD12

Regulation S CUSIP / ISIN:	U06688AB8 / USU06688AB89

Denominations/Multiple:	$2,000 x $1,000

Joint Book-Running Managers:	Wells Fargo Securities, LLC Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC SunTrust Robinson Humphrey, Inc.

The notes and related guarantees have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act. The notes and related guarantees may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S under the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement.

This term sheet is confidential and is for your information only and is not intended to be used by anyone other than you. This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

This term sheet does not constitute an offer to sell or a solicitation of an offer to buy any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT F

PRELIMINARY OFFERING MEMORANDUM AMENDMENTS; ISSUER FREE

WRITING DOCUMENTS

(1) Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit E hereto.

(2) None.

EXHIBIT G-1

FORMS OF OPINIONS OF COMPANY COUNSEL

[Attached]

G-1

EXHIBIT G-2

FORMS OF OPINIONS OF COMPANY COUNSEL

[Attached]

G-2

EXHIBIT H

FORM OF ESCROW AGREEMENT

[Attached]

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT (the “Agreement”) executed this [•]th day of October, 2017 (“Effective Date”), by and among U.S. BANK NATIONAL ASSOCIATION (“Secured Party”), as Trustee under the Indenture (as defined below); BEACON ESCROW CORPORATION (“Depositor”), a Delaware corporation and a wholly owned subsidiary of Beacon Roofing Supply, Inc. (the “Company”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent (“Escrow Agent”). Secured Party, Depositor and Escrow Agent are sometimes collectively referred to herein as the “Parties.”

WHEREAS, this Agreement is being entered into in connection with the Purchase Agreement (as may be modified, amended or supplemented, the “Purchase Agreement”), dated as of October 11, 2017, among Depositor, the Company and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as the Representatives (as defined in the Purchase Agreement) of the several Initial Purchasers named on Exhibit A to the Purchase Agreement (collectively, the “Initial Purchasers”), and in connection with the indenture dated as of October 25, 2017 (the “Indenture”), by and between Depositor and Secured Party, relating to the Notes (as defined below);

WHEREAS, pursuant to the terms of the Purchase Agreement, Depositor is selling $1,300 million aggregate principal amount of its 4.875% Senior Notes due 2025 (the “Notes”);

WHEREAS, concurrently with the closing of the sale of the Notes, Depositor (or (in part) the Initial Purchasers, on behalf of Depositor) will deposit into the Escrow Account (as defined in Section 2 below), as hereinafter provided, the amount set forth in Section 2(a) below, which together with the Additional Amounts (as defined in Section 2(b) below) deposited by Depositor (in both cases, in the form of cash), shall equal an amount sufficient to pay when due the Escrow Redemption Price (as defined in Section 28 below);

WHEREAS, the Company has entered into a Stock Purchase Agreement, dated as of August 24, 2017, as amended and supplemented from time to time (including all exhibits, schedules and attachments thereto, the “Stock Purchase Agreement”), among the Company, Oldcastle, Inc., a Delaware corporation, and Oldcastle Distribution, Inc., a Delaware corporation, pursuant to which the Company will acquire 100% of the outstanding capital stock of Allied Building Products Corp., a New Jersey corporation, and Kapalama Kilgos Acquisition Corp., a Delaware corporation, on the terms and subject to the conditions set forth in the Stock Purchase Agreement (the “Acquisition”);

WHEREAS, the amounts deposited in the Escrow Account will be used (A) upon satisfaction of the Escrow Conditions (as defined in Section 28 below), to finance the Acquisition, to repay certain indebtedness of the Company and to pay related fees and expenses with any remaining proceeds to be retained by the Company for general corporate purposes, or (B) if the Escrow Conditions are not satisfied, to fund the Escrow Redemption Price; and

WHEREAS, Escrow Agent has agreed to accept, hold and disburse, as applicable, the funds deposited with it and the earnings thereon, if any, in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the Parties hereby agree as follows:

1. APPOINTMENT OF ESCROW AGENT. Secured Party and Depositor do hereby appoint Escrow Agent as escrow agent for the purposes described herein, and Escrow Agent does hereby accept the appointment as escrow agent and agrees to act in accordance with the terms and conditions described herein. Escrow Agent shall have all of the rights, powers, duties and obligations provided herein.

2. ESCROW FUND.

(a) Simultaneously with the execution and delivery of this Agreement, (i) the Initial Purchasers, upon the written request of Depositor (and only upon satisfaction of all the conditions precedent to closing under the Purchase Agreement), shall deliver and deposit with Escrow Agent, and Escrow Agent hereby acknowledges receipt of, the net proceeds from the sale of the Notes, and (ii) Depositor shall deliver and deposit with Escrow Agent, and Escrow Agent hereby acknowledges receipt of, (x) an amount in cash that, when taken together with the amount deposited pursuant to the foregoing clause (i), is equal to 100.0% of the aggregate principal amount of the Notes, plus an amount equal to the amount of interest that will accrue on the Notes through October 31, 2017, to be held in escrow by Escrow Agent and distributed pursuant to and strictly in accordance with the terms and conditions of this Agreement. The amounts deposited pursuant to this Section 2(a), along with the Additional Amounts (as defined in Section 2(b) below), shall collectively be referred to herein as the “Escrowed Property.” Escrow Agent shall promptly deposit, invest and reinvest, as applicable, the Escrowed Property and the proceeds thereof into a trust account (the “Escrow Account”) as provided in Section 3 herein below. Escrow Agent shall release and disburse Escrowed Property only in accordance with the instructions as set forth in “Exhibit A” hereto, or as otherwise expressly set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, Escrow Agent will only release and disburse Escrowed Property which consists of funds received by Escrow Agent which have cleared normal banking channels. Simultaneously with the execution and delivery of this Agreement, Depositor shall pay to Escrow Agent all fees due to Escrow Agent pursuant to Exhibit C.

(b) (i) On or prior to the date that is five (5) business days prior to the last day of each month, from and including October 2017 through and including July 2018 (in each case, unless release of the Escrowed Property has occurred in accordance with the terms of this Agreement), Depositor will deposit, or the Company will cause to be deposited, into the Escrow Account an amount of cash equal to the amount of interest that will accrue on the Notes from (and including) the first day of the following month through (and including) the last day of such following month and (ii) in the event that the conditions to the release of the Escrowed Property have not been satisfied on or prior to February 28, 2018, Depositor will deposit, or the Company will cause to be deposited, in the Escrow Account an amount of cash that, when taken together with the Escrowed Property (excluding amounts deposited in respect of prefunded interest) then held in the Escrow Account, is equal to 101.0% of the aggregate principal amount of the Notes (such deposits, collectively, the “Additional Amounts”). The Additional Amounts will, together with the amounts deposited into the Escrow Account pursuant to Section 2(a) hereof, provide cash to Escrow Agent in an amount sufficient to pay the Escrow Redemption Price. If, on the date of the Redemption Notice, the Escrowed Property is insufficient to pay the Escrow Redemption Price on the Escrow Redemption Date, Depositor shall deposit, or the Company will cause to be deposited, into the Escrow Account, on the business day prior to the Escrow Redemption Date, an amount in cash that will cause the amount in the Escrow Account to be sufficient to pay the Escrow Redemption Price.

3. INVESTMENT AND MAINTENANCE OF ESCROW FUND. Escrow Agent shall invest and reinvest the Escrowed Property in the investment(s) set forth in “Exhibit B” hereto, or as otherwise may be specified in an Investment Direction submitted to the Escrow Agent from time to time, changing the investment of the Escrowed Property. Escrow Agent shall conclusively rely upon an Investment Direction without inquiry or investigation; provided, however, that Depositor warrants that no Investment Direction shall be given except in the following: (a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; (b) U.S. dollar denominated deposit accounts and certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which are either (i) insured by the Federal Deposit Insurance Corporation (“FDIC”) up to FDIC limits, or (ii) with domestic commercial banks which have a rating on their short-term certificates of deposit on the date of purchase of at least “A-1” by S&P or “P-1” by Moody’s (ratings on holding companies are not considered as the rating of the bank); or (c) money market funds, including funds managed by Escrow Agent or any of its affiliates; provided further, however, that Escrow Agent will not be directed to invest in investments that Escrow Agent determines are not consistent with Escrow Agent’s policies or practices. Depositor recognizes and agrees that Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of Escrowed Property or the purchase or disposition of any investment. Escrow Agent has no responsibility whatsoever to determine the market or other value of any investment and makes no representation or warranty as to the accuracy of any such valuations. To the extent applicable regulations grant rights to receive brokerage confirmations for certain security transactions, Depositor waives receipt of such confirmations.

During the term of this Agreement, Escrow Agent shall provide Secured Party and Depositor with written monthly statements containing the beginning balance of the Escrowed Property, as well as all principal and income transactions for the statement period. Escrow Agent is authorized and directed to liquidate any and all investments in whole or in part making up the Escrowed Property as it deems necessary to make any and all payments or distributions required under this Agreement. All investment earnings shall become part of the Escrowed Property and investment losses shall be charged against the Escrowed Property. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Agreement, or for any loss, cost or penalty resulting from any sale or liquidation of the Escrowed Property. With respect to any Escrowed Property received by Escrow Agent after ten o’clock, a.m., New York City, time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next day upon which banks in New York City are open for business. In the event that any or all of the Escrowed Property is of the type which cannot be invested, or Depositor expressly requests in writing that the Escrowed Property not be invested, Escrow Agent shall hold and maintain the Escrowed Property in the Escrow Account.

4. LIABILITY OF ESCROW AGENT. Escrow Agent shall not be liable for any action taken or omitted by it in good faith, including, but not limited to any loss to the Escrowed Property resulting from the investment(s) enumerated in “Exhibit B” hereto or as otherwise specified in an Investment Direction by Depositor to the Escrow Agent pursuant to Section 3 hereof or any loss resulting from the liquidation of any investment(s) prior to such investment’s maturity date for the purpose of making required disbursements under this Agreement, except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct proximately caused any loss to Depositor or Secured Party. Escrow Agent may rely in good faith upon any notice, instruction, request or other instrument delivered in writing by Depositor or Secured Party, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall reasonably believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to, lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrowed Property, any account in which Escrowed Property are deposited, this Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding or to take any other action that in Escrow Agent’s sole judgment may expose it to potential expense or liability.

Escrow Agent is authorized, in its sole discretion, to comply with final orders issued or process entered by any court of competent jurisdiction with respect to the Escrowed Property. If any portion of the Escrowed Property is at any time attached, garnished or levied upon under any court order described above, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order described above, or in case any final order, judgment or decree shall be made or entered by any court of competent jurisdiction affecting such Escrow Account or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely in good faith upon and comply with any such final order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such final order, writ, judgment or decree, it shall not be liable to any of the Parties or to any other person or entity by reason of such compliance even though such final order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

5. RIGHTS AND DUTIES OF ESCROW AGENT. This Agreement shall represent the entire understanding of the Parties with respect to the subject matter thereof, and Escrow Agent shall only be required to perform the duties expressly described herein, and no further duties shall be implied from this Agreement or any other written or oral agreement by and among Escrow Agent, Depositor and Secured Party made previous or subsequent to this Agreement, unless such written amendment to this Agreement is executed by all Parties hereto and makes specific reference to this Agreement. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrowed Property in accordance with the terms of this Agreement. Escrow Agent has no fiduciary duties of any kind. Escrow Agent may rely in good faith upon any written instructions reasonably believed to be genuine when signed and presented by the requesting party and shall not have a duty to inquire or investigate the validity, truth and/or accuracy of any such written instruction. Escrow Agent shall not be required to solicit funds from either Depositor or Secured Party in connection with this Agreement. Escrow Agent shall be permitted to execute any and all powers under this Agreement directly or through its agents and/or attorneys, and shall be allowed to seek counsel from outside counsel regarding the construction or performance of this Agreement, or relating to any dispute involving any party hereto, which outside counsel shall be selected at the sole discretion of Escrow Agent. Escrow Agent shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in good faith in accordance with the opinion or advice of such outside counsel. Depositor shall promptly pay, upon demand, the reasonable and documented fees and expenses of any such outside counsel. Notwithstanding the foregoing, should Escrow Agent become uncertain as to its duties under this Agreement, it shall be permitted to (a) immediately suspend the performance of any obligations (including, without limitation, any disbursement obligations) under this Agreement until such uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until such duties are expressly defined in a joint writing by the Parties, and shall only be required to protect and keep the Escrowed Property in their current investment(s) until such time as a written agreement among the Parties is executed or a court of competent jurisdiction shall render a final order directing further action, or (b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrowed Property, and the Escrow Agent shall be entitled to payment by Depositor of all reasonable and documented fees and expenses (including court costs and reasonable and documented external attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. Escrow Agent shall have no liability to Depositor, Secured Party, their respective shareholders or members, as applicable, or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrowed Property or any delay in or with respect to any other action required or requested of Escrow Agent. Upon release and disbursement of the Escrowed Property as set forth in “Exhibit A” hereto, Escrow Agent shall be fully released from any and all further obligations, except for the provision of written notice to each of the other Parties, setting forth in such notice the date of release of the Escrowed Property, the party to whom the Escrowed Property were disbursed and the amount disbursed, such notification to be in the form of Escrow Agent’s final monthly statement. Upon the release and disbursement of the Escrowed Property and the delivery of the above referenced notification, Escrow Agent shall be released from any and all duties and obligations with respect to this Agreement and each of the Parties hereto.

6. TERM OF ESCROW AGREEMENT. The Agreement shall terminate on the date of final disbursement of the Escrow Account (the “Termination”), provided that any claims by Escrow Agent against Secured Party or Depositor shall survive the termination hereof.

7. RESIGNATION AND SUCCESSION OF ESCROW AGENT. Escrow Agent may resign and be discharged of all duties and obligations under this Agreement by providing ten (10) days’ written notice of such resignation to both Depositor and Secured Party. If no successor escrow agent shall have been named upon the expiration of the ten (10) days’ notice period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief and Escrow Agent’s sole obligation will be to hold the Escrowed Property pending appointment of a successor Escrow Agent. The costs and expenses (including reasonable and documented external attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by Depositor. Upon written notification by Depositor and Secured Party of the appointment of a successor escrow agent, Escrow Agent shall promptly deliver the Escrowed Property and all materials and instruments in its possession which relate to the Escrowed Property to such successor, and the duties of the resigning Escrow Agent shall terminate in all respects, and Escrow Agent shall be released and discharged from all further obligations set forth herein or otherwise created hereby. Subject to the last sentence of Section 10, Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to Escrow Agent, plus any reasonable and documented costs and fees incurred by, or expected to be incurred by, Escrow Agent in connection with the formation, maintenance or termination of this Agreement. Any merger, consolidation or the purchase of all or substantially all of Escrow Agent’s corporate assets resulting in a new corporate entity shall be considered a successor for the purposes of this Agreement, and the Escrowed Property shall be transferred to such entity without written consent or further action under this Agreement.

8. TERMINATION OF ESCROW AGENT. Escrow Agent may be discharged from its duties under this Agreement upon thirty (30) days’ joint written notice from Depositor and Secured Party and upon the payment of any and all costs and fees due to Escrow Agent. In such event, Escrow Agent shall be entitled to rely in good faith upon written instructions from Depositor and Secured Party as to the disposition and delivery of the Escrowed Property. Upon thirty (30) days after receipt of such written notice of termination, if no successor has been named, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable and documented external attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by Depositor.

9. TAXES. Escrow Agent shall have no responsibility for the tax consequences of this Agreement. Except as otherwise agreed by Escrow Agent in writing, Escrow Agent has no tax reporting or withholding obligation except with respect to Form 1099-B reporting on payments of gross proceeds under Internal Revenue Code Section 6045 and Form 1099 and Form 1042-S reporting with respect to investment income earned on the Escrowed Property, if any. For purposes of federal income taxes and other taxes based on income, Depositor will be treated as the owner of the Escrowed Property until the distribution of the Escrowed Property (or such portion thereof). Depositor and Secured Party each represent that its

Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority listed in “Exhibit D” is true and correct, and that each will notify Escrow Agent in writing immediately upon any change to such number. Upon execution of this Agreement, Depositor and Secured Party shall provide Escrow Agent with a fully executed W-9. All interest or other income earned under this Agreement shall be allocated and/or paid as directed in writing by Depositor and reported as required. Taxes may be withheld by Escrow Agent as it reasonably determines may be required by any law or regulation in effect at the time of the disbursement of the Escrowed Property. In the absence of timely direction, all proceeds of the Escrowed Property shall be retained as Escrowed Property and reinvested from time to time by Escrow Agent as provided in Section 3 herein. Subject to the last sentence of Section 10, Depositor grants to Escrow Agent a right of set-off which may be exercised to pay any and all taxes, whether federal, state or local, incurred by the investment of the Escrowed Property. Depositor shall indemnify and hold harmless Escrow Agent from and against any and all liabilities for taxes and/or any penalties with respect to interest or other income earned under this Agreement and becoming part of the Escrowed Property hereunder, but excluding any liability for reporting and/or withholding obligations expressly assumed by Escrow Agent for purposes of this Agreement.

10. FEES. Depositor shall also agree to pay compensation for the services rendered by Escrow Agent under this Agreement. Compensation for services rendered by Escrow Agent shall be paid in accordance with the instructions set forth on “Exhibit C,” and Depositor agrees to pay or reimburse Escrow Agent for any and all reasonable and documented costs and expenses, including reasonable and documented external attorney’s fees and expenses, incurred in connection with the preparation, execution, performance, delivery, modification or termination of this Agreement. In addition to any other liens or security interest available to Escrow Agent under applicable law, Escrow Agent shall have, and Depositor hereby grants to Escrow Agent, a first priority lien on the Escrowed Property to secure the payment of any moneys owed to Escrow Agent hereunder. Notwithstanding anything to the contrary contained herein, Escrow Agent agrees (i) that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein that it now has or subsequently obtains shall be subordinate to the security interest of the Secured Party in the Escrow Account and the funds therein or credited thereto and (ii) it shall not exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein until the Escrowed Property has been released in full satisfaction of all claims of the Secured Party.

11. INDEMNIFICATION OF ESCROW AGENT. From and at all times after the date of this Agreement, Depositor shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) from and against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable and documented external attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including, without limitation, Depositor or Secured Party, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable and documented fees of such counsel to all Indemnified Parties who are party to such action or claim shall be paid by Depositor promptly following demand therefor by such Indemnified Parties. The obligations of Depositor under this Section 11 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent. Notwithstanding the foregoing but subject to the last sentence of Section 10, Depositor further grants Escrow Agent a right of set-off and a security interest against the Escrowed Property for the payment of any claim for indemnification, reasonable and documented expenses (including legal) or compensation due hereunder.

12. REPRESENTATIONS and WARRANTIES. Each of Depositor and Secured Party hereby makes the following representations and warranties to Escrow Agent, each as to itself:

(a) It is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(c) The execution, delivery, and performance of this Agreement will not violate, conflict with, or cause a default under its articles of incorporation, articles of organization, bylaws, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which it is a party or any of its property is subject.

(d) The applicable persons designated on “Exhibit D” hereto have been duly appointed to act as its representatives hereunder and have full power and authority to execute and deliver any written directions, to amend, modify or waive any provision of this Agreement and to take any and all other actions on behalf of Depositor and Secured Party under this Agreement, all without further consent or direction from, or notice to, it or any other party.

(e) No party other than the Parties and the holders of the Notes has, or shall have, any lien, claim or security interest in the Escrowed Property or any portion thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrowed Property or any part thereof.

(f) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrowed Property.

13. USA PATRIOT ACT. None of Secured Party or Depositor is (or will be) a person with whom Escrow Agent is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, Secured Party and Depositor hereby agree to provide Escrow Agent with any additional information that Escrow Agent deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities. The following notification is provided to Secured Party and Depositor pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (“Patriot Act”): IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for depositors: When a depositor opens an account, if such depositor is an individual, a lender (including Escrow Agent) will ask for such depositor’s name, taxpayer identification number, residential address, date of birth, and other information that will allow the lender to identify such depositor, and, if such depositor is not an individual, Escrow Agent will ask for such depositor’s name, taxpayer identification number, business address, and other information that will allow the lender to identify such depositor. Escrow Agent may also ask, if such depositor is an individual, to see depositor’s driver’s license or other identifying documents, and, if such depositor is not an individual, to see such depositor’s legal organizational documents or other identifying documents. In the event Secured Party or Depositor violates any of the provisions of the USA Patriot Act, the Bank Secrecy Act, or applicable regulations thereunder, such event shall constitute a default hereunder and shall entitle Escrow Agent to exercise all of its rights and remedies at law or in equity, including but not limited to terminating this Agreement.

14. ILLEGAL ACTIVITIES. Escrow Agent shall have the right in its sole discretion to not accept appointment as escrow agent and reject any funds and collateral from Depositor or Secured Party in the event that Escrow Agent has reasonable belief to believe that such funds or collateral violate applicable banking practices or applicable laws or regulations, including but not limited to the Patriot Act. In the event of suspicious or illegal activity and pursuant to all applicable laws, regulations and practices, each of the other Parties to this Agreement will assist Escrow Agent and comply with any reviews, investigations and examinations directed against the Escrowed Property.

15. DEPOSITOR’S LIMITED RIGHTS IN ESCROWED PROPERTY; SECURITY INTEREST.

(a) Depositor hereby pledges, assigns and grants to Secured Party, for the benefit of the holders of the Notes, as security for the due and punctual payment when due of all amounts that may be payable from time to time under the Indenture and the Notes in connection with an Escrow Redemption, a continuing security interest in, and a lien on, all of Depositor’s rights, whether now existing or hereafter acquired or arising, under this Agreement and in all right, title and interest of Depositor, whether now existing or hereafter acquired or arising, in the Escrow Account, the Escrowed Property and all security entitlements in respect of financial assets credited to the Escrow Account from time to time.

(b) Depositor represents and warrants that the security interest of Secured Party in this Agreement, to the extent that Depositor has rights herein, and the Escrow Account and Escrowed Property, will, after execution and delivery of this Agreement by all parties hereto, at all times be valid, perfected and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law) as a first priority security interest by Secured Party against Depositor and all third parties in accordance with the terms of this Agreement. Depositor represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement or any other agreement relating to this Agreement, the Escrow Account or the Escrowed Property with any other third party without the prior written consent of Escrow Agent, Secured Party and the Representatives.

(c) The parties hereto acknowledge and agree that: (i) the Escrow Account will be treated as a “Securities Account,” (ii) the Escrowed Property will be treated as “Financial Assets,” (iii) this Agreement governs the Escrow Account and provides rules governing the priority among possible “Entitlement Orders” received by Escrow Agent from Depositor, Secured Party and any other persons entitled to give “Entitlement Orders” with respect to such Financial Assets and (iv) the “Securities Intermediary’s Jurisdiction” is the State of New York. Escrow Agent represents and warrants that it is a “Securities Intermediary” with respect to the Escrow Account and the “Financial Assets” credited to the Escrow Account. Except as specifically provided herein, the terms of the New York Uniform Commercial Code, as amended, or any successor provision (the “Code”), will apply to this Agreement, and all terms quoted in this Section 15(c) and 15(e) will have the meanings assigned to them by Article 8 and Article 9 of the Code.

(d) Escrow Agent hereby agrees that all property delivered to Escrow Agent for crediting to the Escrow Account will be promptly credited to the Escrow Account by Escrow Agent, subject to the penultimate sentence of Section 3. Escrow Agent represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement or any other agreement relating to this Agreement, the Escrow Account or the Escrowed Property with any other third party without the prior written consent of Depositor, Secured Party and the Representatives. The parties agree that all financial assets (except cash) credited to the Escrow Account will be registered in the name of Escrow Agent for the benefit of Secured Party or indorsed to Escrow Agent for the benefit of Secured Party or in blank and in no case will any financial asset credited to the Escrow Account be registered in the name of Depositor, payable to the order of Depositor or specially indorsed to Depositor unless such financial asset has been further indorsed to Escrow Agent for the benefit of Secured Party or in blank.

(e) Each of the parties hereto acknowledges and agrees that the Escrow Account and the Escrowed Property will be under the control (within the meanings of Sections 8-106 and 9-106 of the Code) of Secured Party (in accordance with the Indenture) and, notwithstanding any other provision of this Agreement, Escrow Agent will comply with all “Entitlement Orders” (as defined in Section 8-102 of the Code) with respect to the Escrow Account and all instructions directing disposition of funds in the Escrow Account, in each case originated by Secured Party (in accordance with the Indenture) without further consent of Depositor or any other person; provided, however, that so long as Secured Party has not notified Escrow Agent in writing that a Default (as defined in the Indenture) exists or following the receipt by Escrow Agent and Escrow Agent of a written notice from Secured Party that any existing Default (as defined in the Indenture) has been cured or waived, Escrow Agent shall honor investment instructions issued by Depositor as provided in Section 3. Notwithstanding anything to the contrary contained herein, if at any time Escrow Agent receives conflicting orders or instructions from Secured Party and Depositor, Escrow Agent shall comply with such orders or instructions of Secured Party without further consent by Depositor or any other person.

(f) Depositor agrees to take all steps reasonably necessary in connection with the perfection of Secured Party’s security interest in this Agreement and the Escrowed Property and the protection of the Escrowed Property from claims by third parties and, without limiting the generality of the foregoing, Depositor hereby authorizes Secured Party and the Initial Purchasers on behalf of Secured Party to file one or more UCC financing statements in such jurisdictions and filing offices and containing such description of collateral as the Initial Purchasers on behalf of Secured Party, may determine are reasonably necessary in order to perfect the security interest granted herein, and any such filing is authorized to be made by the Initial Purchasers or their counsel on behalf of Secured Party. Depositor represents and warrants that it is duly incorporated and validly existing as a corporation under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction, and Depositor hereby agrees that, prior to the termination of this Agreement, it will not change its legal name or jurisdiction of organization without giving Secured Party and the Initial Purchasers not less than 15 days’ prior written notice thereof (other than as contemplated in connection with the Company Assumption).

(g) Upon the release of any Escrowed Property pursuant to this Agreement, the security interest of Secured Party for the benefit of the holders of the Notes granted herein will automatically terminate with respect to any such Escrowed Property so released without any further action and such released Escrowed Property will be delivered to the recipient free and clear of any and all liens, claims or encumbrances of Escrow Agent, Secured Party and the holders of the Notes. Secured Party will, at the reasonable request of Depositor, take all steps reasonably necessary to terminate any financing statements and will execute such other documents without recourse, representation or warranty of any kind as Depositor may reasonably request in writing to evidence or confirm the termination of the security interest in such released Escrowed Property.

(h) Except for the claims and interest of Secured Party and of Depositor in the Escrowed Property held in or credited to the Escrow Account, each of Depositor and Escrow Agent represent and warrant that on the date hereof it does not know of any claim to, security interest in, lien on, or encumbrance against, the Escrow Account or Escrowed Property held in or credited thereto and does not know of any claim that any person or entity other than Secured Party has been given “control” (within the meaning of Section 8-106 of the Code) of the Escrow Account or any such Escrowed Property. If Depositor or Escrow Agent becomes aware that any person or entity is asserting any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of the Escrowed Property held in or credited to the Escrow Account, such Party shall promptly notify the other Parties hereto thereof.

16. NOTICES. All communications, notices and instructions required herein shall be in writing and shall be deemed to have been duly given if delivered by (a) hand or first class, registered or certified mail, return receipt requested, postage prepaid, (b) facsimile or electronic transmission if followed by letter and affirmative confirmation of receipt is received (such facsimile or electronically transmitted notice to be effective on the date such affirmative confirmation of receipt is received), or (c) overnight courier (such notice to be effective the following business day if instructions to deliver such notice on the next business day are given) and addressed as follows:

If to Escrow Agent:

U.S. Bank National Association

60 Livingston Avenue EP-MN-WS3C

St. Paul, MN 55107

Attn: Donald T. Hurrelbrink

(651) 466-6308 – Direct

(651) 466-7430 – Facsimile

Email: donald.hurrelbrink@usbank.com

If to Secured Party:

U.S. Bank National Association

60 Livingston Avenue EP-MN-WS3C

St. Paul, MN 55107

Attn: Donald T. Hurrelbrink

(651) 466-6308 – Direct

(651) 466-7430 – Facsimile

Email: donald.hurrelbrink@usbank.com

If to Depositor:

Beacon Escrow Corporation

c/o Beacon Roofing Supply, Inc.

505 Huntmar Park Drive, Suite 300

Herndon, VA 20170

Attn: Joseph Nowicki

(703) 437-1919 – Facsimile

With a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attn:    Jeffrey N. Smith, Esq.

            Michael P. Heinz, Esq.

(312) 853-7036 – Facsimile

In the event Escrow Agent shall receive such written instructions and shall determine pursuant to its sole discretion that verification of such instructions shall be required, then Escrow Agent shall be permitted to seek confirmation of such instructions by way of telephone contact to the author of such written instructions. Verification of the instructions by the purported author of the instructions called at the telephone number placed on the instructions shall serve to verify such instructions.

17. ASSIGNMENT. This Agreement shall not be assignable absent written consent of the Parties. Any assignment absent written consent shall be deemed void ab initio, except that the merger or acquisition of all or substantially all the assets of any of the Parties shall not require written consent, but shall require written notice to each of the Parties. Notwithstanding the foregoing, all covenants contained in this Agreement by or on behalf of the Parties shall bind and inure to the benefit of such Parties and their respective heirs, administrators, legal representatives, successors and assigns.

18. MODIFICATION OF AGREEMENT. This Agreement (including the Exhibits hereto) shall constitute the complete and entire understanding of the Parties, and shall supersede any and all prior agreements between or among them. The provisions of this Agreement shall not be waived, modified, amended, altered or supplemented, in whole or in part, except by a writing signed by all the Parties, which makes specific reference to this Agreement; provided, however, that any amendment to the Escrow Redemption Price or the Escrow Redemption Date that would adversely affect the holders of the Notes shall require the consent of each holder of the then outstanding Notes affected thereby.

19. CHOICE OF LAW;VENUE; WAIVER OF JURY TRIAL.

THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

In connection with this Agreement, each of the Parties irrevocably (a) consents to the exclusive jurisdiction and venue of the state and federal courts in the County and State of New York in connection with any matter arising out of this Agreement, (b) waives any objection to such jurisdiction or venue, (c) agrees not to commence any legal proceedings related hereto except in such courts, and (d) consents to and agrees to accept service of process to vest personal jurisdiction over it in such courts.

20. FORCE MAJEURE. No party to this Agreement shall be liable to any other party for losses arising out of, or the inability to perform its obligations under the terms of this Agreement, due to acts of God, which shall include, but shall not be limited to, fire, floods, strikes, mechanical failure, war, riot, nuclear accident, earthquake, terrorist attack, computer piracy, cyber-terrorism, fire, epidemics, delays of common carriers or other acts beyond the control of the Parties; it being understood that Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

21. EXECUTION. This Agreement may be executed in several counterparts, including by electronic delivery, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument. The effective date of this Agreement shall be the date it is executed by the last party to do so.

22. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the signatory parties hereto and the Indemnified Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

23. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability (i) of the offending term or provision in any other situation or in any other jurisdiction or (ii) of any other term or provision of this Agreement.

24. DEALINGS. Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of Depositor or Secured Party and become pecuniarily interested in any transaction in which Depositor or Secured Party may be interested, and contract and lend money to Depositor or Secured Party and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude Escrow Agent from acting in any other capacity for Depositor or Secured Party or for any other entity.

25. SECURITY PROCEDURES. In the event any fund release, disbursement, or transfer instructions are given (other than in writing at the time of execution of this Agreement or any related or underlying agreement), whether in writing, by telecopier, electronic transmission, or otherwise, Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on “Exhibit D” hereto, and Escrow Agent may rely in good faith upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent.

26. ESCHEAT. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrowed Property and any proceeds thereof escheat by operation of law.

28. DEFINITIONS.

“Company Assumption” means the consummation of the transactions whereby (a) the Company will assume all of the obligations of Depositor under the Notes and the Indenture, and (b) Depositor will be released from its obligations in respect of the Notes and the Indenture.

“Conditions Precedent Date” means (x) August 31, 2018 or (y) such earlier date as the Company shall notify Secured Party and Escrow Agent or shall otherwise announce that the Stock Purchase Agreement has been or will be terminated or that the Company will not otherwise pursue the Acquisition.

“Escrow Conditions” means, collectively, all of the following:

(a) All of the conditions precedent to the consummation of the Acquisition shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied substantially concurrently with the consummation of the Acquisition) and the Escrowed Property will be used on a substantially concurrent basis by the Company to consummate the Acquisition in accordance with the terms of the Stock Purchase Agreement as in effect on the date hereof, together with such amendments, modifications or waivers that are not materially adverse to the holders of the Notes;

(b) all of the conditions precedent to the effectiveness of, and borrowings under, the Senior Credit Facilities (as defined in the Indenture) have been satisfied or waived (other than the release of the Escrowed Property), and prior to or substantially concurrently with the release of the Escrowed Property, the borrowings under the Senior Credit Facilities (as defined in the Indenture) will be available on the Escrow Release Date (as defined in the Indenture); and

(c) prior to or substantially concurrent with the release of the Escrowed Property, (1) Depositor shall merge with and into the Company, with the Company continuing as the surviving corporation, (2) the Company Assumption shall be consummated and (3) the Subsidiary Guarantors (as defined in the Indenture) shall have, by supplemental indenture, become parties to the Indenture.

“Escrow Redemption” means the obligation of Depositor under the Indenture to redeem all of the Notes if the Escrow Conditions are not satisfied on or prior to the Conditions Precedent Date.

“Escrow Redemption Date” means a day selected by Depositor that is no earlier than the Conditions Precedent Date and no later than three (3) business days following the date of the Redemption Notice.

“Escrow Redemption Price” means (a) 100.0% of the aggregate principal amount of the Notes, if the Escrow Redemption Date occurs on or prior to February 28, 2018, or (b) 101.0% of the aggregate principal amount of the Notes, if the Escrow Redemption Date occurs after February 28, 2018, in each case plus accrued and unpaid interest, if any, from October 25, 2017 to, but not including, the Escrow Redemption Date, calculated using a rate of 4.875% per annum.

“Investment Direction” means an officer’s certificate, signed by an officer of Depositor, directing the Escrow Agent to invest and reinvest the Escrowed Property in a manner other than the investment set forth in Exhibit B.

“Redemption Notice” means a notice from Depositor to Escrow Agent that the Escrow Conditions will not be satisfied on or prior to the Conditions Precedent Date (or that the Stock Purchase Agreement has been or will be terminated or that the Company has determined that the Acquisition will not otherwise be pursued) and that an Escrow Redemption is to occur (which notice shall state the Escrow Redemption Date and the Escrow Redemption Price for the Notes).

“Release Request” means an officer’s certificate requesting release of the Escrowed Property signed by an officer of Depositor, certifying that each of the Escrow Conditions has been satisfied.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:
Its:	Vice President
Date:

U.S. BANK NATIONAL ASSOCIATION, as Secured Party

By:
Its:	Vice President
Date:

BEACON ESCROW CORPORATION, as Depositor

By:
Its:
Date:

Exhibit A

(a) If at any time on or prior to the Conditions Precedent Date, Depositor delivers a signed Release Request to Escrow Agent and Secured Party, certifying that, prior to or substantially concurrently with the release of funds from the Escrow Account, each of the Escrow Conditions will be satisfied, Escrow Agent will release the Escrowed Property to the Company or such other person as the Company directs on the business day following the business day such Release Request is received by Escrow Agent.

Escrow Agent is authorized to use the following funds transfer instructions to disburse any Escrowed Property due to the Company pursuant to this subsection (a):

Bank Name: __________________________
Bank Address: _______________________
ABA No.: ____________________________
Account Name: _______________________
Account No.: _________________________

(b) If Escrow Agent receives a Redemption Notice, Escrow Agent will, at Depositor’s expense, deliver (in accordance with the procedures of the Depository Trust Company) or otherwise by first-class mail to the registered address of each holder of Notes, a notice that the Escrow Redemption will occur. On the Escrow Redemption Date, Escrow Agent will release to Secured Party an amount of Escrowed Property in cash equal to the Escrow Redemption Price specified in the Redemption Notice for the Notes. Concurrently with such release to Secured Party, Escrow Agent shall release any remaining Escrowed Property in excess of the Escrow Redemption Price to the Company.

Escrow Agent is authorized to use the following funds transfer instructions to disburse any Escrowed Property due to the Company pursuant to this subsection (b):

Bank Name: __________________________
Bank Address: _______________________
ABA No.: ____________________________
Account Name: _______________________
Account No.: _________________________

Exhibit B

U.S. BANK NATIONAL ASSOCIATION

Investment Authorization Form

U.S. BANK MONEY MARKET DEPOSIT ACCOUNT

Description and Terms

The U.S. Bank Money Market Deposit Account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount. The interest rate applicable to this account shall be at least 0.75% APY.

The owner of the account is U.S. Bank as agent for its Corporate Trust customers. U.S. Bank’s Corporate Trust Services Escrow Group performs all account deposits and withdrawals. Deposit accounts are FDIC insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

U.S. BANK IS NOT REQUIRED TO REGISTER AS A MUNICIPAL ADVISOR WITH THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF COMPLYING WITH THE DODD-FRANK WALL STREET REFORM & CONSUMER PROTECTION ACT. INVESTMENT ADVICE, IF NEEDED, SHOULD BE OBTAINED FROM YOUR FINANCIAL ADVISOR.

Automatic Authorization

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Deposit Account. The customer(s) confirm that the U.S. Bank Money Market Deposit Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

Exhibit C

Fee Schedule

These fees are based upon our current understanding of our duties under of the above-referenced agreement. U.S. Bank National Association reserves the rights to adjust its fees should its duties change under the agreement.

ACCEPTANCE FEE:	Waived

ADVANCE ANNUAL ADMINISTRATION FEE	$[•]

TRANSACTION FEES:	WAIVED
Wire Fee:
Check Disbursement:

LEGAL FEES:	If any, at cost

The Acceptance Fee and the Advance Annual Administration Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination. All other fees, if any, will be billed to the client in arrears.

Exhibit D

Secured Party

1.	Taxpayer Identification Number:__________________________________

2.	Company Representative: The following individual/s is hereby designated as representative of Secured Party under the Agreement.

Name: ________________________	Specimen Signature: ___________________________
Name: ________________________	Specimen Signature: ___________________________

Call-Back designee(s) and phone number:

Depositor

1.	Taxpayer Identification Number: __________________________________

2.	Company Representative: The following individual/s is hereby designated as representative of Depositor under the Agreement.

Name: ________________________	Specimen Signature: ___________________________
Name: ________________________	Specimen Signature: ___________________________

Call-Back designee(s) and phone number: